CHINA FRUITS CORPORATION ANNOUNCES APPOINTMENT OF

NEW INVESTOR RELATIONS REPRESENTATIVE

NEW YORK, JULY 15 -- China Fruits Corporation (CHFR), a leading distributor and producer of fresh tangerine and other fresh fruits in the People’s Republic of China, is pleased to announce the appointment of Dragon Gate Investment Partners (Dragon Gate) as its Investor Relations Representative to support the Company’s communications with U.S. investment communities.

“Dragon Gate Investment Partners distinguished itself through a highly competitive selection,” said Mr. Quanlong Chen, President of China Fruits Corporation. “We are impressed by the Dragon Gate team’s diverse background and the professional resources that they prepared for us.”

“Best IR practice demands seamless cooperation between outside IR experts and in-house supports,” Ms. Lijie Zhu, Managing Director of Dragon Gate Investment Partners, commented. “We’re fortunate to have both of them. The new team-up is expected to deliver first-class investor relations services to the Company’s investors around the globe.”

Dragon Gate will be responsible for a variety of investor relations services, including developing an integrated IR plan with a brand-new focus on multimedia IR services based on CorpOnline IR platform, redesigning the Company’s IR and other communication channels, delivering corporate information packages, handling shareholder enquiries, and managing the communications with brokers, analysts, and investors.

About China Fruits Corporation

China Fruits Corporation (OTC:CHFR) is a U.S.-listed holding company, engaging in manufacturing, trading and distributing fresh tangerine and other fresh fruits in the People's Republic of China. The Company wholly owns two subsidiaries: Taina International Fruits (Beijing)Co., Ltd., which is building and operating franchise retail stores, and Jiangxi Taina Nanfeng Orange Co., Ltd., which is operating a 782,765-square-foot manufacturing base in Jiangxi Province’s Nanfeng County. The Company owns a 98,505-square-foot Express Export Zone in Nanfeng, with air-adjusted and fresh-keeping warehouse, and advanced photoelectric fruit sorter. In Beijing, the Company possesses a 26,700-square-foot distribution center and six franchise retail stores across the city. With the support from the international capital markets, the company is strengthening the branded franchise fruit retail stores and digging deeply in this niche. From its very beginning of its business, the Company has been awarded with “National Leading Enterprise of Agriculture Industrialization”, “China’s Most Influential Fruit Brand”, “Leading Fruit Enterprise”, and “Top Ten Most Trustable Enterprise” among other rewards.

About Dragon Gate Investment Partners

Headquartered in New York City’s midtown Manhattan, Dragon Gate Investment Partners is a leading investor relations firm that improves the transparency and consistency of international-oriented Chinese companies. From annual reports to webcasting, Dragon Gate helps clients to deliver the right message to the right audience. By targeting the investors via market intelligence database, Dragon Gate improves the trading volume and share valuation for public companies. The Dragon Gate team consists of investment bankers, Chartered Financial Analysts, media personnel, and IT experts. Our professionals have long standing relations with fund managers, investment bankers, and financial regulators. Our broad range of experience has led to a deep knowledge of U.S. markets and regulations. As an integrated group, Dragon Gate has a deep understanding of the culture difference between the U.S. and China. For more information please visit the firm’s corporate website: http://www.dgipl.com

Forward Looking Statement

This press release contains "forward-looking information", which may include, but is not limited to, statements with respect to the future financial or operating performance of the Company and its projects. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or believes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of China Fruits Corporation to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements contained herein are made as of the date of this press release and China Fruits Corporation disclaim, other than as required by law, any obligation to update any forward-looking statements whether as a result of new information, results, future events, circumstances, or if management's estimates or opinions should change, or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

Contact

Zhengyang Hong

Dragon Gate Investment Partners

Tel: +1 (917) 679-8528

Email: zhengyang.hong@dgipl.com